i"?VIP Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW
REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT
PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 12/31/2011
Registrant CIK :  00011160168
FILE NUMBER : 811- 10509
74V.                             Net asset value per share (to nearest cent)
                                 Negative answer permitted in this field.
                                                        Class   Class   Class
FUND                                            GROUP   A       B       K
AXA AGGRESSIVE ALLOCATION PORTFOLIO             VIP     8.90    8.90    8.90
AXA CONSERVATIVE ALLOCATION PORTFOLIO           VIP     9.39    9.39
AXA CONSERVATIVE-PLUS ALLOCATION PORTFOLIO      VIP     9.17    9.18    9.17
AXA MODERATE ALLOCATION PORTFOLIO               VIP     12.60   12.52   12.60
AXA MODERATE-PLUS ALLOCATION PORTFOLIO          VIP     9.43    9.43    9.43
MULTIMANAGER AGGRESSIVE EQUITY PORTFOLIO        VIP     25.60   25.15   25.60
MULTIMANAGER CORE BOND PORTFOLIO                VIP     10.44   10.46   10.44
MULTIMANAGER INTERNATIONAL EQUITY PORTFOLIO     VIP     8.87    8.86    8.87
MULTIMANAGER LARGE CAP CORE EQUITY
PORTFOLIO                                       VIP     9.39    9.39    9.39
MULTIMANAGER LARGE CAP VALUE PORTFOLIO          VIP     9.14    9.14    9.14
MULTIMANAGER MID CAP GROWTH PORTFOLIO           VIP     8.54    8.28    8.54
MULTIMANAGER MID CAP VALUE PORTFOLIO            VIP     8.73    8.55    8.73
MULTIMANAGER MULTI-SECTOR BOND PORTFOLIO        VIP     3.92    3.91    3.92
MULTIMANAGER SMALL CAP GROWTH PORTFOLIO         VIP     7.51    7.44    7.51
MULTIMANAGER SMALL CAP VALUE PORTFOLIO          VIP     9.81    9.81    9.81
MULTIMANAGER TECHNOLOGY PORTFOLIO               VIP     12.50   12.19

TARGET 2015 ALLOCATION PORTFOLIO                VIP              8.51   8.50
TARGET 2025 ALLOCATION PORTFOLIO                VIP              8.40   8.39
TARGET 2035 ALLOCATION PORTFOLIO                VIP     8.28     8.28   8.28
TARGET 2045 ALLOCATION PORTFOLIO                VIP     7.86     7.87   7.86